Exhibit 99.1

Encore Capital Group Announces First Quarter 2021 Financial Results
•Record collections of $606 million
•GAAP net income of $95 million
•GAAP EPS of $2.97
•Leverage reduction continued, down to 2.1x from 2.6x a year ago
•Share repurchases of $20M in Q1 2021

SAN DIEGO, May 5, 2021 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the first quarter ended March 31, 2021.
“The first quarter for Encore was a period of strong operational and financial performance as we continued to execute on our strategy, further improved our balance sheet and remained focused on our capital allocation priorities,” said Ashish Masih, President and Chief Executive Officer. “In recent quarters consumers have increasingly initiated contact with us, resulting in a higher level of inbound call traffic and more frequent online digital interactions. This consumer behavior accelerated in the first quarter, driving record collections, significant incremental cash generation and strong earnings resulting in increased operating leverage.”

“Portfolio purchases were down in the first quarter when compared to a year ago as a result of subdued market supply and our disciplined approach to purchasing. We continue to selectively deploy capital at attractive returns, which we believe are the best in the industry. We expect our improved collections effectiveness and cost efficiency will also continue to drive strong returns through the credit cycle.”

“After generating significant excess capital in recent quarters and reducing our leverage to the low end of our target range, we repurchased $20 million of Encore shares in the first quarter and have increased our repurchase authorization to a $300 million multi-year program. Going forward, we will continue to allocate capital using our stated priorities and any future share repurchases are subject to maintaining our strong balance sheet, liquidity, and the continuation of our strong financial performance,” said Masih.

In March, the company repaid $161 million of its maturing convertible notes using existing liquidity and has reduced convertible debt by approximately $250 million over the last 12 months.

Encore Capital Group, Inc.

Financial Highlights for the First Quarter of 2021:

	Three Months Ended March 31,
(in thousands, except percentages and earnings per share)	2021	2020	Change
Collections	$606,461	$527,279	15%
Revenues	$416,837	$289,081	44%
Portfolio purchases(1)	$170,178	$214,113	(21)%
Estimated Remaining Collections (ERC)	$8,308,923	$8,458,948	(2)%
Operating expenses	$248,523	$241,879	3%
GAAP net income attributable to Encore	$94,630	$(10,454)	$105,084
GAAP earnings per share	$2.97	$(0.33)	$3.30
LTM Pre-tax ROIC(2)	15.8%	9.4%	+640bps
Leverage Ratio(3)	2.1x	2.6x	-0.5x
______________________
(1)Includes U.S. purchases of $92.4 million and $185.3 million, and Europe purchases of $77.8 million and $28.9 million in Q1 2021 and Q1 2020, respectively.
(2)See Supplemental Financial Information for calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)Leverage ratio is the ratio of Net Debt to (Adjusted EBITDA + collections applied to principal balance), the industry standard for leverage.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, May 5, 2021, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss first quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 3874260. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. Adjusted EBITDA, adjusted operating expenses and Adjusted Income from Operations (used in Pre-Tax ROIC) have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers..
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$184,598	$189,184
Investment in receivable portfolios, net	3,225,678	3,291,918
Property and equipment, net	124,586	127,297
Other assets	323,137	349,162
Goodwill	912,170	906,962
Total assets	$4,770,169	$4,864,523
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$189,529	$215,920
Borrowings	3,151,928	3,281,634
Other liabilities	149,928	146,893
Total liabilities	3,491,385	3,644,447
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 31,010 and 31,345 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	310	313
Additional paid-in capital	167,655	230,440
Accumulated earnings	1,172,756	1,055,668
Accumulated other comprehensive loss	(64,541)	(68,813)
Total Encore Capital Group, Inc. stockholders’ equity	1,276,180	1,217,608
Noncontrolling interest	2,604	2,468
Total equity	1,278,784	1,220,076
Total liabilities and equity	$4,770,169	$4,864,523

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$559	$2,223
Investment in receivable portfolios, net	536,177	553,621
Other assets	4,687	5,127
Liabilities
Borrowings	482,377	478,131
Other Liabilities	11	37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Revenue from receivable portfolios	$338,018	$357,365
Changes in expected current and future recoveries	44,537	(98,661)
Servicing revenue	32,516	28,680
Other revenues	1,766	1,697
Total revenues	416,837	289,081
Operating expenses
Salaries and employee benefits	96,456	93,098
Cost of legal collections	67,142	66,279
General and administrative expenses	32,148	31,877
Other operating expenses	28,441	27,164
Collection agency commissions	12,824	13,176
Depreciation and amortization	11,512	10,285
Total operating expenses	248,523	241,879
Income from operations	168,314	47,202
Other (expense) income
Interest expense	(46,526)	(54,662)
Other (expense) income	(55)	1,439
Total other expense	(46,581)	(53,223)
Income (loss) before income taxes	121,733	(6,021)
Provision for income taxes	(26,968)	(4,558)
Net income (loss)	94,765	(10,579)
Net (income) loss attributable to noncontrolling interest	(135)	125
Net income (loss) attributable to Encore Capital Group, Inc. stockholders	$94,630	$(10,454)

Earnings (loss) per share attributable to Encore Capital Group, Inc.:
Basic	$3.01	$(0.33)
Diluted	$2.97	$(0.33)

Weighted average shares outstanding:
Basic	31,469	31,308
Diluted	31,832	31,308

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$94,765	$(10,579)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,512	10,285
Other non-cash interest expense, net	4,749	5,909
Stock-based compensation expense	3,405	4,527
Deferred income taxes	(3,302)	(12,030)
Changes in expected current and future recoveries	(44,537)	98,661
Other, net	4,931	2,161
Changes in operating assets and liabilities
Other assets	(3,816)	3,377
Prepaid income tax and income taxes payable	28,627	14,970
Accounts payable, accrued liabilities and other liabilities	(27,215)	(46,476)
Net cash provided by operating activities	69,119	70,805
Investing activities:
Purchases of receivable portfolios, net of put-backs	(167,025)	(209,045)
Collections applied to investment in receivable portfolios, net	268,443	169,914
Other, net	(6,151)	(4,124)
Net cash provided by (used in) investing activities	95,267	(43,255)
Financing activities:
Proceeds from credit facilities	273,293	171,880
Repayment of credit facilities	(235,399)	(167,221)
Repayment of senior secured notes	(9,770)	(16,250)
Repayment of convertible senior notes	(161,000)	—
Repurchase of common stock	(20,390)	—
Other, net	(6,844)	(10,171)
Net cash used in financing activities	(160,110)	(21,762)
Net increase in cash and cash equivalents	4,276	5,788
Effect of exchange rate changes on cash and cash equivalents	(8,862)	(9,924)
Cash and cash equivalents, beginning of period	189,184	192,335
Cash and cash equivalents, end of period	$184,598	$188,199

Supplemental disclosure of cash information:
Cash paid for interest	$37,258	$60,495
Cash paid for taxes, net of refunds	813	766

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net income, as reported	$94,765	$(10,579)
Adjustments:
Interest expense	46,526	54,662
Interest income	(474)	(1,000)
Provision for income taxes	26,968	4,558
Depreciation and amortization	11,512	10,285
Stock-based compensation expense	3,405	4,527
Acquisition, integration and restructuring related expenses(1)	—	187
Adjusted EBITDA	$182,702	$62,640
Collections applied to principal balance(2)	$229,510	$268,575
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

	Three Months Ended March 31,
	2021	2020
GAAP total operating expenses, as reported	$248,523	$241,879
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(42,653)	(41,489)
Stock-based compensation expense	(3,405)	(4,527)
Acquisition, integration and restructuring related expenses(2)	—	(187)
Adjusted operating expenses related to portfolio purchasing and recovery business	$202,465	$195,676
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended March 31,
(in thousands)	2021	2020
Numerator
Income from operations	$654,675	$382,489
Adjustments:(1)
CFPB settlement fees	15,009	—
Acquisition, integration and restructuring related expenses	(33)	6,028
Amortization of certain acquired intangible assets(2)	7,232	6,783
Goodwill impairment	—	10,718
Net gain on fair value adjustments to contingent considerations	—	(2,300)
Adjusted income from operations	$676,883	$403,718

Denominator
Average Net Debt	$3,181,033	$3,417,019
Average equity	1,092,298	890,184
Total average invested capital	$4,273,331	$4,307,203

Pre-tax ROIC	15.8%	9.4%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands)	March 31, 2021	March 31, 2020	March 31, 2019
GAAP Borrowings	$3,151,928	$3,404,427	$3,592,906
Debt issuance costs and debt discounts	67,515	68,583	79,138
Cash & cash equivalents	(184,598)	(188,199)	(167,096)
Client cash(1)	22,983	19,426	24,852
Net Debt	$3,057,828	$3,304,237	$3,529,800
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.